Exhibit 23.3
CONSENT OF PETROLEUM ENGINEER
     I hereby consent to the reference of my name in the Registration Statement on Form SB-2 of Ignis Petroleum Group, Inc. (the “Company”) dated April 20, 2007, to which this consent is an exhibit.

/s/ Frederick C. Stein Frederick C. Stein

Bakersfield, California April 20, 2007